*	CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A
CONFIDENTIAL TREATMENT REQUEST.


January 8, 1997
Our Ref: B96-7701-RJTL-RJ0350-010


Atlantic Coast Airlines
1 Export Drive,
Sterling, Virginia,
U.S.A. 20164


Gentlemen,

Letter Agreement No. 010 to Purchase Agreement No. RJ-0350 dated January 8, 1997 (the "Agreement" between Bombardier Inc. ("BRAD") and Atlantic Coast Airlines ("Buyer") relating to the purchase of twelve (12) Canadair Regional Jet Aircraft (the "Aircraft")

Subject:		Additional Customer Support

1.0	This letter constitutes an integral part of the Agreement and evidences our further agreement with the matters set forth below. All terms used herein and in the Agreement and not defined herein, shall have the same meaning as in the Agreement.

2.0	Training

2.1	General Terms

2.1.1	The objective of the training programs (the "Programs"), as
described herein, shall be to familiarize and assist Buyer's personnel in the introduction, operation, and maintenance of the aircraft.

	BRAD shall offer to the Buyer the Programs in the English language at a BRAD designated facility.



	*








2.1.2	*

2.1.3	The Programs shall be designed to reflect the model and/or the configuration of the Aircraft and may include differences training to identify such configuration or model. Manuals and training materials which are provided during the Programs exclude revision service.

2.1.4	A Training Conference shall be held where possible no later than six (6) months prior to the Scheduled Delivery of the first aircraft to the Buyer, or as may be otherwise agreed, to establish the Programs' content and schedule.

2.2	*



	2.3	*



4.2	*





5.0	Manuals on CD-ROM

5.1	BRAD and Buyer are aware that BRAD is currently in the
process of investigating and bringing on-line CD-ROM versions of various manuals. BRAD hereby commits that in the event that it is able to successfully and cost-effectively complete this program, it will provide Buyer with CD-ROM versions of Buyer's technical publications *





6.0	*










7.0	The provisions of this Letter Agreement are personal to
Buyer and shall not be assigned or otherwise disposed of by Buyer except as part of an assignment of the Agreement expressly permitted by Article 20 of the Agreement (with the exception of Article 4.0 hereof, which can only be assigned to a wholly owned subsidiary).



8.0	This Letter Agreement constitutes an integral part of the
Agreement and subject to the terms and conditions contained therein.

9.0	In the event of the Termination of the Agreement, this
Letter Agreement shall become automatically null and void.


Should there be any inconsistency between this Letter Agreement and the Agreement with respect to the subject matter covered by the terms hereof, then this Letter Agreement shall prevail.


Yours very truly,
BOMBARDIER INC.



________________________				Date:_____________
Michel Bourgeois
Vice President, Contracts





Acknowledged and Accepted


Atlantic Coast Airlines



________________________				Date:_____________
James B. Glennon
Sr. Vice President and C.F.O.





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